Exhibit 4

TESCO CORPORATION

Incorporated under the Business Corporations Act of the Province of Alberta

Number

***SPECIMEN***

Shares

***SPECIMEN***

THIS CERTIFIES THAT

***SPECIMEN***

CUSIP 88157K 10 1

ISIN CA 88157K1012

SEE REVERSE FOR CERTAIN DEFINITIONS

is the registered holder of

fully paid and non-assessable Common Shares without nominal or par value of the Capital Stock of

TESCO CORPORATION

transferable only on the books of the Corporation by the holder hereof in person or by attorney upon surrender of this Certificate properly endorsed.

This Certificate is not valid until countersigned and registered by the Transfer Agent and Registrar of the Corporation.

In Witness Whereof the said Corporation has caused this Certificate to be signed by the facsimile signatures of its duly authorized officers.

COUNTERSIGNED AND REGISTERED

COMPUTERSHARE TRUST COMPANY OF CANADA

(CALGARY) (TORONTO)

OR COMPUTERSHARE TRUST COMPANY INC.

(NEW YORK)

TRANSFER AGENT AND REGISTRAR

THE SHARES REPRESENTED BY THIS CERTIFICATE

ARE TRANSFERABLE AT THE OFFICES OF

COMPUTERSHARE TRUST COMPANY OF CANADA IN

CALGARY, AB AND TORONTO, ON

AND COMPUTERSHARE TRUST COMPANY INC. IN

NEW YORK, NY

BY: ***SPECIMEN***

Authorized Signature

President

Corporate Secretary

SECURITY INSTRUCTIONS ON REVERSE

VOIR LEG INSTRUCTIONS DE SECURITE AU VERSO

Printed by DATA BUSINESS FORMS

Until the Separation Time (as defined in the Rights Agreement referred to below), this certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Shareholder Rights Plan Agreement, dated as of July 9,1996, as amended and restated on March 14, 2002 and as further amended and restated on May 13, 2005, as such from time to time be amended, restated, varied or replaced, (the “Rights Agreement”) between Tesco Corporation (the “Corporation”) and Computershare Trust Company of Canada, as Rights Agent, the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive office of the Corporation and may be inspected by shareholders of the Corporation during normal business hours. In certain circumstances, as set forth in the Rights Agreement, such Rights may be amended or redeemed, may expire, may become void (if, in certain cases, they are “Beneficially Owned” by an “Acquiring Person”, as such terms are defined in the Rights Agreement, or a transferee thereof) or may be evidenced by separate certificates and may no longer be evidenced by this certificate. The Corporation will mail or arrange for the mailing of a copy of the Rights Agreement to the holder of this certificate, without charge, as soon as practicable after the receipt of a written request therefore.

The following abbreviations shall be construed as though the words set forth below opposite each abbreviation were written out in full where such abbreviation appears:

TEN COM - as tenants in common

TEN ENT - as tenants by the entireties

JT TEN - as joint tenants with rights of survivorship and not as tenants in common

(Name) CUST (Name) UNIF - (Name) as Custodian for (Name) under the

GIFT MIN ACT (State) (State) Uniform Gifts to Minors Act

Ad abbreviations may also be used though not in the above list.

Please insert Social Insurance, Tax Identification, or other identifying number of transferee.

For Value received the undersigned hereby sells, assigns and transfers unto

Insert name and address of transferee

represented by this certificate and does hereby irrevocably constitute and appoint

_ shares

of the undersigned to transfer the said shares on the books of the Corporation with full power of substitution in the premises.

the attorney

DATED:

Signature of Shareholder

Signature of Guarantor

Signature Guarantee:

The signature on this assignment must correspond with the name as written upon the face of the certificate(s), in every particular, without alteration or enlargement, or any change whatsoever and must be guaranteed by a major Canadian Schedule I chartered bank, a major trust company in Canada or a member of an acceptable Medallion Signature Guarantee Program (STAMP, SEMP, WISP). The Guarantor must affix a stamp bearing the actual words “Signature Guaranteed”.

In the USA, signature guarantees must be done by members of a “Medallion Signature Guarantee Program” only.

Signature guarantees are not accepted from Treasury Branches, Credit Unions or Caisses Populaires unless they are members of the Stamp Medallion Program.

Computershare’s Privacy Notice:

In the course of providing services to you and our corporate clients, Computershare receives non-public personal information about you - your name, address, social insurance number, securities holdings, transactions, etc. We use this to administer your account, to better serve your and our clients’ needs and for other lawful purposes. We have prepared a Privacy Code to tell you more about our information practices and how your privacy is protected. It is available at our website, computershare.com, or by writing us at 100 University Avenue. Toronto, Ontario, M5J 2Y1. *You are required to provide your SIN if you will receive income on these securities. We will use this number for income reporting. Computershare may also ask for your SIN as an identification-security measure if you call or write to request service on your account; however you may decline this usage.